EXHIBIT 10.1

THIRD AMENDMENT TO
LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement is entered into as of April _, 2015 (the "Amendment"), by and between Avidbank Corporate Finance, a division of Avidbank (''Bank"), Auxilio, Inc., a Nevada corporation ("Auxilio") and Auxilio Solutions, Inc., a California corporation ("Auxilio Solutions"). Each of Auxilio and Auxilio Solutions are referred to herein as a "Borrower", and collectively, as the ''Borrowers".

RECITALS

Borrowers and Bank are parties to that certain Loan and Security Agreement dated as of April 19, 2012 and as amended from time to time, including pursuant to that certain First Amendment to Loan and Security Agreement dated as of April 26, 2013 and that certain Second Amendment to Loan and Security Agreement dated as of April 25, 2014 (collectively, the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

Follows:

1. The following definition in Section 1.1 of the Agreement is amended in its entirety to read as

"Revolving Maturity Date" means June 25, 2015.

2. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Each Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

3.  Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf' format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf ' signature page were an original hereof. Notwithstanding the foregoing, Borrowers shall deliver all original signed documents no later than ten (10) Business Days following the date of execution.

5. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrowers;

(b) an amendment fee equal to $1,644, plus an amount equal to all Bank Expenses incurred through the date of this Amendment; and

(c) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.